UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

MoneyGram International, Inc.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2015, MoneyGram International, Inc. (the “Company”) announced that Carl-Olav Scheible, Executive Vice President, Europe and Africa, will be leaving the Company on February 28, 2015.  As part of the Company’s ongoing global transformation program, the Company has made several leadership and organizational changes over the last year that are necessary to transform the Company into a leaner and more profitable enterprise.  The Company expects that all of Mr. Scheible’s operating responsibilities will be assumed by existing members of the MoneyGram management team.
On January 8, 2015, Mr. Scheible and the Company executed a Settlement Agreement pursuant to which Mr. Scheible will receive lump-sum payments of (i) £158,000 in lieu of notice as provided in his Service Agreement dated March 16, 2012 (a copy of which is filed as Exhibit 10.3 to the Company’s Quarterly Report filed with the SEC on May 4, 2012) and (ii) £158,000 in exchange for Mr. Scheible’s release of all claims against the Company, its affiliates and certain other parties. In addition, the Company agreed to provide reimbursements of up to £3,700 plus VAT for legal expenses incurred in connection with his departure and outplacement services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Steven Piano
Name:	Steven Piano
Title:	Executive Vice President, Human Resources and Global Real Estate

Date:    January 8, 2015